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                                                                  EXHIBIT 3.1(V)
                            ARTICLES OF INCORPORATION

                                       OF

                       EARLIBEST ORANGE ASSOCIATION, INC.

                                      -oOo-



      First : The name of this corporation is EARLIBEST ORANGE ASSOCIATION, INC.

      Second : The corporation's purposes are:

      (a) Primarily to engage in the specific business of processing and marketing citrus fruits.

      (b) To engage in any one or more businesses or transactions which the Board of Directors of this corporation may from time to time authorize or approve, whether related or unrelated to the business described in sub-paragraph
(a) above or to any other business then or theretofore done by this corporation.

      (c) To exercise any and all rights and powers which a corporation may now or hereafter exercise.

      (d) To act as principal agent, joint venturer, partner, or in any other capacity which may be authorized or approved by the Board of Directors of this corporation.

      (e) To transact business in the State of California or in any other jurisdiction of the United States of America, or elsewhere in the world.

      The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers in each such class
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shall, except where otherwise expressed, be in no wise limited or restricted by reference to, or inferred from, the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

      Third : The county in the State of California where the principal office for the transaction of business of this corporation is to be located is the County of Tulare.


      Fourth : The number of directors of this corporation shall be four. The names and addresses of the persons who are appointed to act as First Directors are:


                           FREDERICK R. BERGER
                           828 Parkside
                           Lindsay, California

                           BERTHA E. BERGER
                           828 Parkside
                           Lindsay, California

                           MARTIN H. LEE
                           311 Lenox
                           Exeter, California

                           VERA G. LEE
                           311 Lenox
                           Exeter, California

      Fifth : This corporation is authorized to issue two classes of stock, to be designated as Class "A" stock and Class "B" stock, respectively. The total authorized capital stock of this corporation shall be 1,000 shares having an aggregate par value of $100,000.00, of which amount 100 shares of the par value of $100.00 each, amounting to $10,000.00, shall be known as Class "A" stock, and 900 shares of the par value of $100.00 each, amounting to $90,000.00, shall be known as Class "B" stock.

      Sixth : A statement of the preferences, privileges, and restrictions granted to, or imposed upon the respective classes of the shares, or the holders thereof, is as follows:

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      (a) The holders of Class "B" stock shall not, by reason of their holdings, be entitled to vote at meetings of shareholders, the voting power being vested in the holders of Class "A" stock.

      (b) No distinction shall exist between the Class "A" and Class "B" shares or the owners thereof with respect to their right to receive dividends. All net earnings of this corporation in excess of $50,000.00 shall be paid out in dividends from any funds legally available therefor in each year when and as declared by the board of directors of the corporation.

      (c) So long as any of the Class "B" shares shall be outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds (2/3) of the total number of Class "B" shares outstanding, alter or change the rights and privileges of the Class "B" shares so as materially, or adversely to affect the Class "B" shares.

      (d) Except as herein stated, no distinction shall exist between the sharers of the corporation, or the holders thereof.

      IN WITNESS WHEREOF, the undersigned and above-named incorporators and First Directors of this corporation have executed these Articles of Incorporation on November 7, 1963.

                                     Frederick R. Berger
                                     -------------------------------------------
                                     FREDERICK R. BERGER

                                     Bertha E. Berger
                                     -------------------------------------------
                                     BERTHA E. BERGER

                                     Martin H. Lee
                                     -------------------------------------------
                                     MARTIN H. LEE

                                     Vera G. Lee
                                     -------------------------------------------
                                     VERA G. LEE

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STATE OF CALIFORNIA        )
                           ) ss.
COUNTY OF TULARE           )


      On November 7, 1963, before me, the undersigned, Notary Public in and for said County and State, personally appeared FREDERICK R. BERGER, BERTHA E. BERGER, MARTIN H. LEE, and VERA G. LEE, known to me to be the persons whose names are ___scribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

      WITNESS my hand and official seal.

                                             ERLING H. KLOSTER
                                             --------------------------
                                             Erling H. Kloster, Notary Public in
                                             and for Said County and State

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                            CERTIFICATE OF AMENDMENT
                                       OF

                            ARTICLES OF INCORPORATION
                                       OF
                       EARLIBEST ORANGE ASSOCIATION, INC.
                            a California corporation



             RODGER B. JENSEN and EFFIE F. ANASTASSIOU certify that:

      Seventh They are the President and Assistant Secretary, respectively, of Earlibest Orange Association, Inc., a California corporation.


      Eighth Article Seventh of the Articles of Incorporation of this corporation is added as follows:

      "SEVENTH. This corporation is authorized to indemnify its directors, officers, employees and other agents of the corporation while acting in their capacity as directors, officers, employees, or agents, as applicable, to the fullest extent permissible under California law."

      Ninth The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

      Tenth The foregoing Amendment of Articles of Incorporation has been approved by the required shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares is 100. The numbers of shares voting in favor of the Amendment equaled or exceed the vote required. The percentage vote required was more than 50%.

      We further declare during penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

      Dated as of the 13th day of December, 1989



                                               /s/ Rodger B. Jensen
                                               ---------------------------------
                                               Rodger B. Jensen


                                               /s/ Effie F. Anastassiou
                                               ---------------------------------
                                               Effie F. Anastassiou